Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-126885) of our report dated March 10, 2006 relating to the consolidated financial statements and financial statement schedule of RCN Corporation, which appears in this Form 10-K.

/s/ FRIEDMAN LLP

East Hanover, New Jersey
March 10, 2006